SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2004

First Albany Companies Inc.

(Exact Name of Registrant as Specified in its Charter)

New York

0-14140

22-2655804

(State or Other Juris-

(Commission File

(IRS Employer

diction of Incorporation)

Number)

Identification No.)

30 South Pearl Street, Albany, New York

12207

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (518) 447-8500

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ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

On May 14, 2004, First Albany Companies Inc., a New York corporation (“First Albany”), acquired Descap Securities, Inc., a New York based broker-dealer and investment bank, for $25 million in cash, $7 million of First Albany’s common stock (based upon the trading price at the time the purchase agreement was signed) and approximately 45,800 additional shares of First Albany’s common stock, plus future consideration based on financial performance.

This amendment to First Albany’s Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)

Financial Statements of Business Acquired:

See Exhibits 99.1 and 99.2 of this Current Report.

(b)

Pro Forma Financial Information:

See Exhibit 99.3 of this Current Report.

(c)

Exhibits:

EXHIBIT NO. 2.1

DESCRIPTION

Stock Purchase Agreement by and among the Shareholders of Descap Securities, Inc. and First Albany Companies Inc., dated February 18, 2004

(incorporated by reference to Exhibit 10.16 of First Albany's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2004)

2.2

Loan Agreement dated February 18, 2004 between First Albany Companies Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.17 of First Albany's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2004)

23.1	Consent of Kamler, Lewis & Noreman LLP, independent auditors for Descap Securities, Inc.
99.1	Audited financial statements for Descap Securities, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X, and accountants’ report provided pursuant to Rule 2-02 of Regulation S-X.
99.2	Unaudited interim financial statements for Descap Securities, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X.
99.3	Pro forma financial information for the combined First Albany Companies Inc. and Descap Securities, Inc. prepared pursuant to Article 11 of Regulation S-X.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

Date:  July 30, 2004

By:

/S/Steven R. Jenkins

Name:

Steven R. Jenkins

Title

Executive Managing Director and CFO

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